Exhibit 99.3

[CIT Logo]

                               Investor Contact: Valerie L. Gerard
                                                 Executive Vice President
                                                 Investor Relations
                                                 CIT Group Inc.
                                                 973.422.3284

                               Media Contact:    Kelley J. Gipson
                                                 Executive Vice President
                                                 Director of Marketing and
                                                 Corporate Communications
                                                 CIT Group Inc.
                                                 973.422.3235

            CIT ANNOUNCES QUARTERLY DIVIDEND FOR SECOND QUARTER 2005

New York, NY, July 19, 2005 - CIT Group Inc. (NYSE: CIT) today announced that its Board of Directors has declared a regular quarterly cash dividend of $.16 per share. The dividend is payable on August 30, 2005 to shareholders of record on August 15, 2005.

About CIT

CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has nearly $60 billion in assets under management and possesses the financial resources, industry expertise and product knowledge to serve the needs of clients across approximately 30 industries. CIT, a Fortune 500 company and a component of the S&P 500 Index, holds leading positions in vendor financing, factoring, equipment and transportation financing, Small Business Administration loans, and asset-based lending. With its Global Headquarters in New York City and Corporate Offices in Livingston, New Jersey, CIT has approximately 6,000 employees in locations throughout North America, Europe, Latin and South America, and the Pacific Rim. For more information, visit www.cit.com

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